                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                    36-0899825
                                        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

   ONE FIRST NATIONAL PLAZA, CHICAGO,                  60670-0126
                ILLINOIS                               (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                          THE PROCTER & GAMBLE COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                  OHIO                                 31-0411980
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
     INCORPORATION OR ORGANIZATION)

       ONE PROCTER & GAMBLE PLAZA                        45202
            CINCINNATI, OHIO                           (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.GENERAL INFORMATION. Furnish the following information as to the trustee:

  (a)Name and address of each examining or supervising authority to which it is subject.

    Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

  (b)Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

  No such affiliation exists with the trustee.

ITEM 16.LIST OF EXHIBITS. List below all exhibits filed as a part of this Statement of Eligibility.

  1. A copy of the articles of association of the trustee now in effect.*

  2. A copy of the certificates of authority of the trustee to commence business.*

  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

  4. A copy of the existing by-laws of the trustee.*

  5. Not Applicable.

  6. The consent of the trustee required by Section 321(b) of the Act.

  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

  8. Not Applicable.

  9. Not Applicable.

  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 29th day of April, 1996.

      The First National Bank of Chicago, Trustee,

                    /s/ John R. Prendiville
      By __________________________________
                      JOHN R. PRENDIVILLE
                         VICE PRESIDENT
- --------
* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc. filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                                                                       EXHIBIT 6

        THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(B) OF THE ACT

                                                                  April 29, 1996

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

  In connection with the qualification of an indenture between The Procter & Gamble Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                          Very truly yours,

                                          The First National Bank of Chicago

                                                 /s/ John R. Prendiville
                                          By __________________________________
                                                   JOHN R. PRENDIVILLE
                                                     VICE PRESIDENT

                                                                       EXHIBIT 7

                                                            Call Date: 12/31/95   ST-BK: 17-1630 FFIEC
Legal Title of Bank:   The First National Bank of Chicago   031
Address:               One First National Plaza, Suite 0460                                  Page RC-1
City, State Zip:       Chicago, IL 60670-0460
FDIC Certificate No.:  0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1995

  All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                      DOLLAR AMOUNTS             C400
                                       IN THOUSANDS     RCFD BIL MIL THOU  -
                                   -------------------- ---- ------------ -----
ASSETS
 1. Cash and balances due from
    depository institutions
    (from Schedule RC-A):
  a. Noninterest-bearing balances
     and currency and coin(1)....                       0081   4,003,995   1.a.
  b. Interest-bearing
     balances(2).................                       0071   9,240,284   1.b.
 2. Securities
  a. Held-to-maturity securities
     (from Schedule RC-B, column
     A)..........................                       1754           0   2.a.
  b. Available-for-sale
     securities
     (from Schedule RC-B, column
     D)..........................                       1773     827,134   2.b.
 3. Federal funds sold and
    securities purchased under
    agreements to resell in
    domestic offices of the bank
    and its Edge and Agreement
    subsidiaries, and in IBFs:
  a. Federal Funds sold..........                       0276   3,287,844   3.a.
  b. Securities purchased under
     agreements to resell........                       0277     612,400   3.b.
 4. Loans and lease financing
    receivables:
  a. Loans and leases, net of
     unearned income
     (from Schedule RC-C)........  RCFD 2122 16,463,126                    4.a.
  b. LESS: Allowance for loan and
     lease losses................  RCFD 3123    353,777                    4.b.
  c. LESS: Allocated transfer
     risk reserve................  RCFD 3128          0                    4.c.
  d. Loans and leases, net of
     unearned income, allowance,
     and reserve (item 4.a minus
     4.b and 4.c)................                       2125  16,109,349   4.d.
 5. Assets held in trading
    accounts.....................                       3545  12,379,396   5.
 6. Premises and fixed assets
    (including capitalized
    leases)......................                       2145     591,753   6.
 7. Other real estate owned (from
    Schedule RC-M)...............                       2150       8,796   7.
 8. Investments in unconsolidated
    subsidiaries and associated
    companies (from Schedule RC-
    M)...........................                       2130      40,560   8.
 9. Customers' liability to this
    bank on acceptances
    outstanding..................                       2155     524,918   9.
10. Intangible assets (from
    Schedule RC-M)...............                       2143     101,011  10.
11. Other assets (from Schedule
    RC-F)........................                       2160   1,633,056  11.
12. Total assets (sum of items 1
    through 11)..................                       2170  49,360,496  12.

- --------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

                                                            Call Date: 12/31/95   ST-BK: 17-1630 FFIEC
Legal Title of Bank:   The First National Bank of Chicago   031
Address:               One First National Plaza, Suite 0460                                  Page RC-2
City, State Zip:       Chicago, IL 60670-0460
FDIC Certificate No.:  0/3/6/1/8

SCHEDULE RC--CONTINUED

                               DOLLAR AMOUNTS
                                IN THOUSANDS         BIL MIL THOU         -
                            -------------------- --------------------  --------
LIABILITIES
13. Deposits:
  a. In domestic offices
     (sum of totals of
     columns A and C from
     Schedule RC-E, part
     1)...................                       RCON 2200 15,174,243  13.a.
   (1)Noninterest-
    bearing(1)............  RCON 6631  6,217,164                       13.a.(1)
   (2)Interest-bearing....  RCON 6636  8,957,079                       13.a.(2)
  b. In foreign offices,
     Edge and Agreement
     subsidiaries, and
     IBFs (from Schedule
     RC-E, part II).......                       RCFN 2200 14,435,503  13.b.
   (1)Noninterest bearing.  RCFN 6631    625,206                       13.b.(1)
   (2)Interest-bearing....  RCFN 6636 13,810,297                       13.b.(2)
14. Federal funds
    purchased and
    securities sold under
    agreements to
    repurchase in domestic
    offices of the bank
    and of its Edge and
    Agreement
    subsidiaries, and in
    IBFs:
  a. Federal funds
     purchased............                       RCFD 0278  2,449,282  14.a.
  b. Securities sold under
     agreements to
     repurchase...........                       RCFD 0279    880,215  14.b.
15.a.Demand notes issued
  to the U.S. Treasury....                       RCON 2840     93,942  15.a.
  b. Trading Liabilities..                       RCFD 3548  7,523,265  15.b.
16. Other borrowed money:
  a. With original
     maturity of one year
     or less..............                       RCFD 2332  1,897,370  16.a.
  b. With original
     maturity of more than
     one year.............                       RCFD 2333    383,807  16.b.
17. Mortgage indebtedness
    and obligations under
    capitalized leases....                       RCFD 2910    280,522  17.
18. Bank's liability on
    acceptance executed
    and outstanding.......                       RCFD 2920    524,918  18.
19. Subordinated notes and
    debentures............                       RCFD 3200  1,225,000  19.
20. Other liabilities
    (from Schedule RC-G)..                       RCFD 2930  1,444,364  20.
21. Total liabilities (sum
    of items 13 through
    20)...................                       RCFD 2948 46,312,431  21.
22. Limited-Life preferred
    stock and related
    surplus...............                       RCFD 3282          0  22.
EQUITY CAPITAL
23. Perpetual preferred
    stock and related
    surplus...............                       RCFD 3838          0  23.
24. Common stock..........                       RCFD 3230    200,858  24.
25. Surplus (exclude all
    surplus related to
    preferred stock)......                       RCFD 3839  2,320,126  25.
26.a.Undivided profits and
  capital reserves........                       RCFD 3632    519,849  26.a.
  b. Net unrealized
     holding gains
     (losses) on
     available-for-sale
     securities...........                       RCFD 8434      7,315  26.b.
27. Cumulative foreign
    currency translation
    adjustments...........                       RCFD 3284        (83) 27.
28. Total equity capital
    (sum of items 23
    through 27)...........                       RCFD 3210  3,048,065  28.
29. Total liabilities,
    limited-life preferred
    stock, and equity
    capital (sum of items
    21, 22, and 28).......                       RCFD 3300 49,360,496  29.

Memorandum
To be reported only with the March Report of Condition.

                                                        NUMBER
                                                        ------
1. Indicate in the box at the right the number
   of the statement below that best describes
   the most comprehensive level of auditing work
   performed for the bank by independent
   external auditors as of any date during 1993.   RCFD 6724        N/A  M.1.

1 = Independent audit of the bank         4 = Directors' examination of the
   conducted in accordance with gen-         bank performed by other external
   erally accepted auditing stan-            auditors (may be required by
   dards by a certified public ac-           state chartering authority)
   counting firm which submits a re-      5 = Review of the bank's financial
   port on the bank                          statements by external auditors
2 = Independent audit of the bank's       6 = Compilation of the bank's finan-
   parent holding company conducted          cial statements by external audi-
   in accordance with generally ac-          tors
   cepted auditing standards by a         7 = Other audit procedures (exclud-
   certified public accounting firm          ing tax preparation work)
   which submits a report on the          8 = No external audit work
   consolidated holding company (but
   not on the bank separately)
3 = Directors' examination of the
   bank conducted in accordance with
   generally accepted auditing stan-
   dards by a certified public ac-
   counting firm (may be required by
   state chartering authority)
- --------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.